UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2014

8540 Gander Creek Drive

Miamisburg, Ohio 45342

877.855.7243

Commission File Number	Registrant	IRS Employer Identification Number	State of Incorporation
0-54963	NEWPAGE HOLDINGS INC.	46-1505118	Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2014, NewPage Corporation (“NewPage”), a Delaware corporation, and two of its wholly-owned subsidiaries (NewPage Wisconsin System Inc. (“NewPage Wisconsin”), a Wisconsin corporation, and Rumford Paper Company (“Rumford”), a Delaware corporation) entered into an Asset Purchase Agreement (“APA”) with Catalyst Paper Holdings Inc. (“Catalyst”), a Delaware corporation. Pursuant to the APA and subject to its terms and conditions, NewPage Wisconsin and Rumford have agreed to sell to Catalyst certain assets and rights relating to the businesses (the “Business”) conducted at NewPage’s Biron mill and Rumford mill and Catalyst has agreed to pay NewPage $74 million (subject to certain purchase price adjustments) and to assume certain liabilities relating to the Business (the “Transaction”).

The APA contains customary representations and warranties made by each of NewPage and Catalyst. In addition, the APA contains customary covenants, including covenants (a) requiring NewPage to conduct the Business in the ordinary course consistent with past practice and (b) prohibiting Catalyst from contacting vendors, suppliers, customers or employees of NewPage Wisconsin and Rumford.

The consummation of the Transaction is subject to conditions including (a) the absence of any order or regulation which restrains or restricts the consummation of the Transaction, (b) the absence of pending or threatened litigation or other proceeding by any authority that seeks to restrain or prohibit the Transaction, (c) the closing of the previously announced acquisition by Verso Paper Corp. (“Verso”) of NewPage Holdings Inc. (the “Verso Transaction”), (d) the receipt of certain third-party consents and waivers and (e) the execution of a transition service agreement, certain supply agreements and certain other ancillary agreements. There is no financing condition to Catalyst’s obligation to consummate the Transaction.

The APA may be terminated by NewPage and Catalyst in certain circumstances including (a) by mutual written consent and (b) upon or at any time following the final uncontested termination of the Verso Transaction.

Concurrently with the execution and delivery of the APA, each of Verso and NewPage Holdings Inc. respectively executed and delivered to Catalyst a limited guarantee of the obligations of NewPage, NewPage Wisconsin and Rumford under the APA and certain related transactional documents and Catalyst Paper Corporation executed and delivered to NewPage, NewPage Wisconsin and Rumford and Verso a limited guarantee of Catalyst’s obligations under the APA and certain related transactional documents.

Forward-Looking Statements

Certain statements contained in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the expected timing of the completion of the merger, the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and other statements that are not historical facts. Such statements are based on the views and assumptions of the management of NewPage and are subject to significant risks and uncertainties. Actual future events or results may differ materially from these statements. Such differences may result from the following factors: the ability to close the transaction on the proposed terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, including the receipt of governmental approvals; the risk that the benefits of the transaction, including cost savings and other synergies, may not be fully realized or may take longer to realize than expected; the impact of the transaction on third-party relationships; the outcome of government investigations and third-party litigation involving NewPage; actions taken by either of the companies; changes in regulatory, social and political conditions; and general economic conditions. Additional risks and factors that may affect results are set forth in NewPage’s filings with the Securities and Exchange Commission, including NewPage’s annual report on Form 10-K for the year ending December 31, 2013. The forward-looking statements speak only as of the date of this communication. NewPage undertakes no obligation to update these statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEWPAGE HOLDINGS INC.

By:	/s/ Jay A. Epstein
Name:	Jay A. Epstein
Title:	Senior Vice President, Chief Financial Officer and Assistant Secretary

Dated: October 30, 2014